UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2025

ATAI LIFE SCIENCES N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	001-40493	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wallstraße 16
10179 Berlin, Germany
(Address of principal executive offices) (Zip Code)

+49  89 2153 9035
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, €0.10 par value per share	ATAI	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 15, 2025, atai Life Sciences N.V. (the “Company” or “atai”) held its annual general meeting of shareholders (the “Annual Meeting”). As of April 17, 2025, the record date for the Annual Meeting, there were approximately 199,795,030 common shares outstanding. Each common share is entitled to one vote on any matter presented at the Annual Meeting as a voting item. At the Annual Meeting, 137,467,774 of the Company’s common shares were present or represented.

The following are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which are described in atai’s definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2025.

Proposal 1 - Adoption of Dutch statutory annual accounts for the fiscal year 2024. The results were as follows:

For	Against	Abstain	Broker Non-votes
124,078,633	670,129	12,719,012	0

Proposal 2 - Appointment of Deloitte & Touche LLP and Deloitte Accountants B.V. as atai’s external auditor for fiscal year 2025. The results were as follows:

For	Against	Abstain	Broker Non-votes
131,108,566	662,344	5,696,864	0

Proposal 3 – Release of each member of atai’s supervisory board and atai’s management board from liability for the exercise of their duties during fiscal year 2024. The results were as follows:

For	Against	Abstain	Broker Non-votes
102,245,645	1,521,992	4,926,011	28,774,126

Proposal 4 - Appointment of John Hoffman as supervisory director of atai. The results were as follows:

For	Against	Abstain	Broker Non-votes
101,622,555	2,519,074	4,552,019	28,774,126

Proposal 5 - Appointment of Dr. Srinivas Rao as managing director of atai. The results were as follows:

For	Against	Abstain	Broker Non-votes
103,390,956	764,495	4,538,197	28,774,126

Proposal 6 - Appointment of Anne Johnson as managing director of atai. The results were as follows:

For	Against	Abstain	Broker Non-votes
103,382,663	772,492	4,538,493	28,774,126

Proposal 7a - Amendments to the Company’s articles of association to revise the Company’s governance model to a one-tier board with designation of the Company’s managing directors as executive directors and its supervisory directors as non-executive directors. The results were as follows:

For	Against	Abstain	Broker Non-votes
107,327,248	940,413	425,987	28,774,126

Proposal 7b - Amendments to the Company’s articles of association to remove certain limitations relating to the Company’s German tax residency. The results were as follows:

For	Against	Abstain	Broker Non-votes
103,599,198	4,559,098	535,352	28,774,126

Proposal 7c - Amendments to the Company’s articles of association to remove the supermajority requirement to a resolution to amend the Company’s articles of association. The results were as follows:

For	Against	Abstain	Broker Non-votes
102,845,916	5,166,483	681,249	28,774,126

Proposal 8 - Contingent adoption of the Company’s compensation policy suitable for a unitary board of directors. The results were as follows:

For	Against	Abstain	Broker Non-votes
90,275,500	7,389,461	11,028,687	28,774,126

Proposal 9 – Extension of the authorization of atai’s management board to issue shares and grant rights to subscribe for shares. The results were as follows:

For	Against	Abstain	Broker Non-votes
111,178,027	15,071,459	11,218,288	0

Proposal 10 –Extension of the authorization of atai’s management board to limit and exclude pre-emption rights. The results were as follows:

For	Against	Abstain	Broker Non-votes
111,308,540	13,595,118	12,564,116	0

Proposal 11 – Extension of the authorization of atai’s management board to acquire shares (or depositary receipts for such shares) in atai’s capital. The results were as follows:

For	Against	Abstain	Broker Non-votes
113,733,815	12,292,028	11,441,931	0

Based on the foregoing votes, the shareholders approved the appointment of John Hoffman as a supervisory director to serve until the 2028 annual general meeting and of each of Dr. Srinivas Rao and Anne Johnson as a managing director, and approved Proposals 1, 2, 3, 7a, 7b, 7c, 8, 9, 10 and 11. As a result of all of the foregoing proposals being approved, John Hoffman will be designated as a non-executive director, Dr. Srinivas Rao will be designated as an executive director and Anne Johnson will not serve on the Company’s board of directors following the annual general meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATAI LIFE SCIENCES N.V.

Date: May 21, 2025	By:	/s/ Srinivas Rao
	Name:	Srinivas Rao
	Title:	Chief Executive Officer